Exhibit 23(a)


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Westport Bancorp, Inc.

                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1996 included in Westport Bancorp, Inc.'s Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 1995 and to all references to our firm included in this registration statement.



                               ARTHUR ANDERSEN LLP


New York, NY
September 18, 1996